Exhibit 3.2

KMG CHEMICALS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE 1

OFFICES

1.1 The principal office of the corporation shall be located in Houston, Texas.

1.2 The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

1.3 The corporation shall maintain a registered office and a registered agent in the State of Texas. The initial registered office of the corporation shall be at 1212 Guadalupe Street, Austin, Texas 78701 and the initial registered agent at that address shall be Capital Corporate Service, Inc. The board of directors may change the registered office and the registered agent as provided by the Texas Business Corporation Act (“Act”).

ARTICLE 2

MEETINGS OF SHAREHOLDERS

2.1 Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

2.3 Special meetings of the shareholders for any purpose or purposes may be called by the president or chairman and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning a majority of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.4 Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.5 With respect to any matter, the holders of a majority of the shares issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares at that meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.6 If a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the articles of incorporation.

2.7 Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

ACTION BY CONSENT

2.8 Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action that is the subject of the consent. In addition, if the articles of incorporation so provide, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Only shareholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(a) Each written consent shall bear the date of the signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation as set forth below in this Section 2.8, the consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business shall be addressed to the president or the chief executive officer of the corporation.

(b) A telegram, telex, cablegram or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the corporation at its registered office in this state or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded. Notwithstanding Subsection (b) of this Section, consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which the proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution for the board of directors of the corporation. Any photographic, photo static, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

(c) In the event of the delivery, in the manner provided by this Section 2.8, to the corporation of the requisite written consent or consents to take action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 2.8 and not revoked represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in any such litigation).

(d) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

(e) Notwithstanding anything in these bylaws to the contrary, no action may be taken by the shareholders by written consent, except in accordance with this Section 2.8.

Order of Business

2.9. The chairman of the board of directors, or such other officer of the corporation designated by a majority of the board of directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the board of directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

(a) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (ii) be entitled to vote with respect to such business at such meeting, and (iii) comply with the notice procedures set forth in Article II, Section 2.10 of these bylaws as to such business.

Nominations of or recommendations for persons for election as directors of the corporation may be made at an annual meeting of shareholders only (i) by or at the direction of the board of directors or (ii) by a shareholder of the corporation in accordance with the immediately succeeding sentence. Any shareholder, (A) who is a shareholder of record at the time of the giving of the notice of such annual meeting of the shareholders by or at the direction of the board of directors and at the time of the annual meeting, (B) who is entitled to vote for the election of directors at such meeting and (C) who complies with the notice procedures set forth in Article II, Section 2.10 of these bylaws as to such nomination or recommendation, may nominate or recommend one or more persons for election or to be considered as a potential nominee or nominees for election, as applicable, as a director or directors of the corporation at an annual meeting of the shareholders. Only persons who are nominated in accordance with this Article II, Section 2.9(a) will be eligible for election at an annual meeting of shareholders as directors of the corporation.

The immediately preceding two paragraphs shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s notice of meeting) before an annual meeting of shareholders.

(b) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the chairman of the board of directors or the president or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors or pursuant to Article II, Section 2.3 or 2.4 of these bylaws. In addition, for business requested by a shareholder in accordance with Article II, Section 2.3 or 2.4 of these bylaws to be brought before a special meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such special meeting and at the time of the special meeting, (ii) be entitled to vote with respect to such business at such meeting, and (iii) comply with the notice procedures set forth in Article II, Section 2.10 of these bylaws as to such business.

Nominations of persons for election as directors of the corporation may be made at a special meeting of shareholders at which the election of directors has been properly brought before the meeting in accordance with the foregoing paragraph only (i) by or at the direction of the board of directors or (ii) by any shareholder (A) who is a shareholder of record at the time of the giving of the notice of such special meeting and at the time of the special meeting, (B) who is entitled to vote for the election of directors at such meeting and (C) who complies with the notice procedures set forth in Article II, Section 2.10 of these bylaws as to such nominations. Only persons who are nominated in accordance with this Article II, Section 2.9(b) will be eligible for election at a special meeting of shareholders as directors of the corporation.

The immediately preceding two paragraphs and the provisions of Sections 2.3 and 2.4 of Article II of these bylaws shall be the exclusive means for a shareholder to make nominations or submit other business before a special meeting of shareholders.

(c) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Article II, Section 2.9, and whether any nomination of a person for election as a Director of the corporation at any annual or special meeting of the shareholders was properly made in accordance with this Article II, Section 2.9, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

ADVANCE NOTICE OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

2.10.

(a) To be timely for purposes of Article II, Section 2.9(a) of these bylaws, a shareholder’s notice of nominations or other business to be properly brought before an annual meeting must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the corporation not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period for the giving of a shareholder’s notice as provided above.

(b) To be timely for purposes of Article II, Section 2.9(b) of these bylaws, a shareholder’s notice of nominations to be properly brought before a special meeting must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the corporation not less than ninety (90) calendar days prior to the date of such special meeting; provided, however, that if the first public announcement of the date of such special meeting is less than one hundred (100) calendar days prior to the date of such special meeting, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event will an adjournment or postponement of a special meeting of shareholders or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as provided above. Notice of other business proposed to be brought before a special meeting by a shareholder must be delivered in accordance with Article II, Section 2.4 of these bylaws.

(c) To be in proper form, a shareholder’s notice (whether given pursuant to Section 2.4, Section 2.10(a) or Section 2.10(b) of this Article II) to the Secretary must: (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or recommendation for nomination or proposal is made or other business is to be proposed (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (B) (I) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (III) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (IV) any short interest in any security of the corporation (for purposes of this Section 2.10(c) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (V) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (VI) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (VII) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination or recommendation for nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (A) a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (iii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. All recommendations by a shareholder of a person to be considered as a potential nominee for election as a director of the corporation at any annual meeting of shareholders will be presented to the board of directors, or the appropriate committee of the board of directors, for consideration.

(d) Notwithstanding the provisions of this Article II, a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Article II; provided, however, that any references in these Sections 2.2, 2.3 2.4, 2.9 and 2.10 of this Article II to the Exchange Act, or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.10 of this Article II. Nothing in Sections 2.2, 2.3 2.4, 2.9 and 2.10 of this Article II will be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Exchange Act.

(e) For purposes of this Article II, Section 2.10, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or furnished to shareholders.

ARTICLE 3

DIRECTORS

3.1 The number of directors which shall constitute the whole board of directors shall be not less than five. Such number of directors shall from time to time be fixed and determined by the director(s) and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The director(s) shall be elected at the annual meeting of shareholders, except as specifically provided otherwise in this Article, and each director elected shall hold office until his successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the corporation.

3.2 Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors, if any, though less than a quorum of the board of directors. If a vacancy occurs in the board of directors and no other directors exist to elect someone to fill such vacancy, such vacancy shall be filled by election at a special meeting of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.3 The number of directors may be increased or decreased from time to time as provided in these bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.4 Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

MEETINGS OF THE BOARD OF DIRECTORS

3.5 Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

3.6 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

3.7 Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

3.8 Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of two directors. Notice of each special meeting of the board of directors shall be given to each director at least five (5) days before the date of the meeting.

3.9 Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.10 At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or these bylaws. If a quorum shall not be present thereat the directors may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board of directors to constitute committees, including an executive committee, which shall in each case consist of one or more directors and shall have and may exercise such powers, as the board of directors may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.12 Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

3.13 By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.14 Members of the board of directors, or members of any committee designated by the board, may participate in and hold a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purposes of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 4

NOTICES

4.1 Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the records of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram, telecopy or fax.

4.2 Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 5

OFFICERS

5.1 The officers of the corporation shall be elected by the board of directors and shall consist of a president and a secretary. The board of directors may also establish the positions of chairman of the board, treasurer, vice president, an assistant president, assistant vice presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

5.2 The board of directors shall elect officers of the corporation, none of whom need be a member of the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board of directors deems advisable.

5.3 The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board of directors by resolution not inconsistent with these bylaws.

5.4 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

5.5 The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

THE CHAIRMAN OF THE BOARD OF DIRECTORS

5.6 The chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors, shall be the chief executive officer of the corporation and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him pursuant to resolutions duly adopted by the board of directors. He shall preside at all meetings of the shareholders.

THE PRESIDENT

5.7 The president shall be the chief operating officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at all meetings of the shareholders in the absence of the chairman.

THE VICE PRESIDENTS

5.8 The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

THE SECRETARY AND ASSISTANT SECRETARIES

5.9 The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer.

5.10 The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

THE TREASURER AND ASSISTANT TREASURERS

5.11 The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

5.12 The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

5.13 If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

5.14 The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

ARTICLE 6

CERTIFICATES REPRESENTING SHARES

6.1 The shares of the corporation shall be represented by certificates signed by the president and may be sealed with the seal of the corporation or a facsimile thereof.

6.2 The signature of the president upon a certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case the president who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be president before such certificate is issued, it may be issued by the corporation at the date of its issue.

LOST CERTIFICATES

6.3 The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.4 Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the share transfer records of the corporation.

CLOSING OF SHARE TRANSFER RECORDS

6.5 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting under section 2.8, the board of directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

REGISTERED SHAREHOLDERS

6.6 The corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

LIST OF SHAREHOLDERS

6.7 The officer or agent having charge of the share transfer records shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer record, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer record or to vote at any meeting of shareholders.

FIXING RECORD DATES FOR CONSENTS TO ACTION

6.8 In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the board of directors. Any shareholder of record seeking to have the shareholders take action by consent in writing without a meeting of shareholders shall, by written notice to the secretary, request the board of directors to fix a record date, which written notice shall include all information that would be required to be delivered pursuant to Article II, Section 2.10(c) of these bylaws if the shareholder had been making a nomination or proposing business to be considered at an annual or special meeting of shareholders. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received and the prior action of the board of directors is not required by the Texas Business Organizations Code, as amended (herein called the “Act”), the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business shall be addressed to the president or the chief executive officer of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

ARTICLE 7

GENERAL PROVISIONS

DIVIDENDS

7.1 Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation’s own shares, subject to any provisions of the articles of incorporation.

7.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

7.3 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

7.4 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

7.5 The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

BOOKS AND RECORDS

7.6 The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

ARTICLE 8

AMENDMENTS

8.1 The bylaws may be altered, amended, or repealed or new bylaws may be adopted by a majority of the whole board of directors at any regular or special meeting.

ARTICLE 9

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

INDEMNIFICATION

9.1 Subject to the limitations and conditions as provided in this Article, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the corporation to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to be indemnified hereunder. The rights granted pursuant to this Article shall be deemed contract rights, and no amendment, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article could involve indemnification for negligence or under theories of strict liability.

ADVANCE PAYMENT

9.2 The right to indemnification conferred in this Article shall include the right to be paid or reimbursed by the corporation for the reasonable expenses incurred by a person of the type entitled to be indemnified who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article or otherwise.

EMPLOYEES AND AGENTS

9.3 The corporation, by adoption of a resolution of the board of directors, may indemnify and advance expenses to an employee or agent of the corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article; and, the corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the corporation while serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors under this Article.

WITNESS EXPENSES

9.4 Notwithstanding any other provision of this Article, the corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

9.5 The right to indemnification and the advancement and payment of expenses conferred in this Article shall not be exclusive of any other right which a director or officer or other person indemnified pursuant this Article may have or hereafter acquire under any law (common or statutory), provision of the certificate of incorporation of the corporation or these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

INSURANCE

9.6 The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under this Article.

SHAREHOLDER NOTICE

9.7 To the extent required by law, any indemnification of or advance of expenses to a director or officer in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

9.8 If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.